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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                HAWK CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      34-1608156
     (State of incorporation                           (I.R.S. Employer
        or organization)                            Identification Number)


              200 PUBLIC SQUARE, SUITE 1500, CLEVELAND, OHIO 44114 (Address of principal executive offices including zip code)


If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.  |X|                                  box.  | |

Securities Act registration statement file number to which this form relates: 333-40535
         ---------

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                       Name of Each Exchange on Which
       to be so Registered                       Each Class is to be Registered
       -------------------                       ------------------------------

      CLASS A COMMON STOCK                       AMERICAN STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

       Title of Each Class                       Name of Each Exchange on Which
       to be so Registered                       Each Class is to be Registered
       -------------------                       ------------------------------

              NONE


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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

A description of the Class A Common Stock, par value $0.01 per share, of the Registrant is set forth under the caption "Description of Capital Stock -- Common Stock" in the Registration Statement (the "Registration Statement") on Form S-1 (SEC file number 333-40535), as filed with the Securities and Exchange Commission (the "Commission") on November 19, 1997 as amended by Amendment No. 1 to the Registration Statement filed with the Commission on November 26, 1997, Amendment No. 2 to the Registration Statement filed with the Commission on December 31, 1997, Amendment No. 3 to the Registration Statement filed with the Commission on January 8, 1998 and Amendment No. 4 to the Registration Statement filed with the Commission on January 23, 1998, and is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:    January 5, 2004                 HAWK CORPORATION

                                         By:  /s/ Thomas A. Gilbride
                                              -------------------------------
                                                  Thomas A. Gilbride
                                                  Vice President - Finance
                                                   and Treasurer